                                                          Exhibit (10)(iii)(A)42

              SPECIAL INDIVIDUAL PENSION ARRANGEMENT FOR J. POLUMBO
        AS AMENDED BY TRANSFER LETTER OF 9/7/01 AND BOARD APPROVAL 10/02

GENERAL TERMS AND CONDITIONS

- AT&T (the Company) has established an individual non-qualified pension arrangement (hereinafter Individual Pension) which, subject to the terms and conditions below, will provide you with a benefit payable from AT&T operating assets upon your retirement

- Individual Pension was applicable during your employment by AT&T and the joint venture know as Concert

- This pension became vested as per the transfer letter of 9/7/01 on the last day of the month which contained the six month anniversary of the date of transfer from Concert to AT&T or on 3/31/02. Only for termination for "cause" (as defined) will this Individual Pension will be null and void in its entirety. IN ADDITION, THIS PENSION IS SUBJECT TO THE PROVISIONS OF THE AT&T NON-COMPETITION GUIDELINE.

- In the event of a termination for "disability" (as defined) the Individual Pension accrued to the date of such Termination will be payable in accordance with the terms and conditions set forth below in the "Individual Pension Formula."

- In the event of your death as an active employee AFTER THIS AGREEMENT IS SIGNED BY BOTH YOU AND THE COMPANY, your surviving spouse or other designated beneficiary will be eligible for a pension under this Individual Pension calculated as provided below.

INDIVIDUAL PENSION FORMULA

- With respect to the amount payable under this Individual Pension at your retirement/Termination, the amount payable will be determined as (a) minus
      (b) below.

            (a) the pension benefits calculated in accordance with the table set forth below:

                                            Percentage of Final 5 Year Average Total Cash
                                           Compensation (Base Pay Plus Actual annual bonus
Date of Retirement/Termination                             Paid in Year)*
------------------------------                             --------------
Prior to 7/1/2002                                             10.25
7/1/2002-09/30/2002                                           12.30
10/1/2002-6/30/2003                                           15.20
7/1/2003-6/30/2004                                            17.25
7/1/2004-6/30/2005                                            19.30
7/1/2005-6/30/2006                                            21.35
7/1/2006-6/30/2007                                            23.40
7/1/2007-6/30/2008                                            25.45
7/1/2008-6/30/2009                                            27.50
7/1/2009-6/30/2010                                            29.55

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
7/1/2010-6/30/2011                                            31.60
7/1/2011-6/30/2012                                            33.65
7/1/2012-6/30/2013                                            35.00
7/1/2013-6/30/2014                                            35.00
7/1/2014-6/30/2015                                            35.00
7/1/2015 or later                                             35.00

            * For purposes of this Individual Pension Formula, Total Cash Compensation for years prior to actual Company service and for the first year of employment is assumed to be $520,000 annually, e.g. calculation of this formula at 7/1/99 will be determined as .1025 multiplied by $520,000 or a single life annuity of $53,300 per year

            (b) any pension benefits payable from AT&T, i.e., pension benefits under the AT&T Management Pension Plan (AT&TMPP), AT&T Non Qualified Pension Plan (AT&TNQPP), AT&T Excess Benefit and Compensation Pension Plan (AT&TEBCPP), AT&T Senior Management Long Term Disability and Survivor Protection Plan (AT&TSMLTD&SPP)

      - The payment form for you under this Individual Pension will be the same as the payment form (e.g., single life annuity, joint and 50% annuity, etc.) under the AT&TEBCP based on your actual NCS. Upon your death following your termination, your spouse's or other designated beneficiary's entitlement to a survivor annuity benefit under the Individual Pension will be in accordance with your election under the AT&TMPP and the reduction factor applicable to your Individual Pension amount for the survivor annuity under this Individual Pension will be in accordance with the election you made for your AT&T MPP benefit

DEATH AS ACTIVE EMPLOYEE

- In the event of your death as an active employee, your surviving spouse will be entitled to a survivor benefit under this Individual Pension. The terms and conditions of such benefit shall be in accordance with the terms and conditions set forth in the AT&TNQPP assuming you were eligible to voluntarily terminate under this Individual Pension; such benefit will be offset by any pension payments payable from AT&T under the AT&TMPP, AT&TEBCPP, AT&TNQPP, AT&TMCPP, and AT&TSMLTD&SPP

DEFINITIONS

-     For purposes of this Agreement,

- "Cause" shall be defined as follows: (1) conviction (including a plea of guilty or nolo contendere) of a felony or any crime or theft, dishonesty or moral turpitude; or (2) gross omission or gross dereliction of any statutory or common-law duty of loyalty to the Company or (3) violation of AT&T's Code of Conduct.

- "Disability" shall mean termination of your employment with the Company with eligibility to receive a disability benefit/allowance under any long-term disability plan of the Company.